UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 29, 2022

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreement with Rubric Capital Management LP

On July 29, 2022, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Rubric Capital Management LP (the “Investor”), pursuant to which the Company issued and sold, in a private placement offering (the “Offering”), (i) 15,000 shares of the Company’s newly-designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and (ii) 565,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate offering price of $15 million. The Subscription Agreement contains customary representations, warranties and agreements by the Company and the Investor. The Offering closed on July 29, 2022 (the “Closing”).

The Company received gross proceeds of $15 million from the Offering, before expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Series A Preferred Stock and Common Stock issued pursuant to the Subscription Agreement were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. Pursuant to the Subscription Agreement, the Company granted the Investor certain registration rights covering the shares of Common Stock issued pursuant to the Subscription Agreement and certain rights of first refusal on subsequent equity offerings while the Series A Preferred Stock is outstanding.

Certificate of Designation, Preferences and Rights of Series A Preferred Stock

On July 29, 2022, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation, Preferences and Rights of Series A Preferred Stock, establishing the powers, designations, preferences and privileges and the qualifications, limitations or restrictions of the Series A Preferred Stock (the “Certificate of Designation”). The Certificate of Designation authorized 30,000 shares of Series A Preferred and became effective upon filing.

The shares of Series A Preferred Stock have a stated value of $1,000 per share and are not convertible into Common Stock. The Series A Preferred Stock ranks senior to the Common Stock, with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Series A Preferred Stock has a liquidation preference equal to $1,333 per share of Series A Preferred Stock. The Certificate of Designation further provides that the Series A Preferred Stock will not have any voting rights other than as required by applicable law.

The holders of Series A Preferred Stock are entitled to dividends equal to 25% of cash dividends actually paid, if any, on shares of Common Stock, paid pro rata on the outstanding shares of Series A Preferred Stock, on the terms and subject to the conditions set forth in the Certificate of Designation.

If the Company undergoes certain change of control transactions, the holders of Series A Preferred Stock may require the Company to redeem their shares of Series A Preferred Stock at a redemption price per share of Series A Preferred Stock, payable in cash, equal to the liquidation preference of $1,333 per share of Series A Preferred Stock. The Company also has the option to redeem the shares of Series A Preferred Stock on such terms if the Company undergoes certain change of control transactions.

Each holder of the Series A Preferred Stock has the right to cause the Company to redeem all, but not less than all, of their shares of the Series A Preferred Stock upon the occurrence of certain events, including, without limitation, the Company’s failure to comply with any covenants under the Certificate of Designation or if the Company commences a bankruptcy proceeding, subject to certain conditions. Under such circumstances, the

Company is required to redeem all, but not less than all, of the holder’s outstanding shares of Series A Preferred Stock at a redemption price per share of Series A Preferred Stock, payable in cash, equal to the Liquidation Preference of $1,333 per share.

The Certificate of Designation prohibits the Company from taking certain actions while the Series A Preferred Stock is outstanding, including incurring certain indebtedness or liens, in each case as set forth in the Certificate of Designation.

The Series A Preferred Stock matures on December 31, 2022, subject to certain extension terms, as set forth in the Certificate of Designation, and the Company is required to redeem the shares on such date at a redemption price per share of Series A Preferred Stock, payable in cash, equal to the Liquidation Preference of $1,333 per share.

Amendment to Financing Agreement

On July 29, 2022, the Company entered into Amendment No. 16 (“Amendment No. 16”) to that certain Financing Agreement, dated as of April 24, 2019, as amended, with Sixth Street Specialty Lending, Inc., as administrative agent, the various lenders from time to time party thereto (the “Lenders”), and certain of the Company’s subsidiaries party thereto from time to time as guarantors (the “Financing Agreement”). Pursuant to Amendment No. 16, the maturity date of the Financing Agreement was extended to September 30, 2022, and the Company will have the option to further extend the maturity date to October 31, 2022, and November 30, 2022, in each case if the Company receives not less than $7 million in cash proceeds from an equity issuance, which, if preferred equity, is on substantially the same terms as the Series A Preferred Stock. In lieu of a cash amendment fee, to induce the Lenders to enter into Amendment No. 16, on July 29, 2022, the Company issued warrants (the “Lender Warrants”), to the Lenders to purchase an aggregate of 185,000 shares of Common Stock, pursuant to a subscription agreement by and among the Company and the Lenders (the “Lender Subscription Agreement”). The Lender Warrants have an exercise price of $0.01 per share of Common Stock, subject to certain adjustment as provided therein, and an expiration date of November 26, 2022. The Lender Warrants may also be exercised via cashless exercise pursuant to the terms thereof. No registration rights were issued pursuant to the Lender Warrants or Subscription Agreement.

The Lender Warrants issued pursuant to the Lender Subscription Agreement were sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The foregoing summaries of the Subscription Agreement, the Certificate of Designation, the Lender Subscription Agreement and Lender Warrants and Amendment No. 16 do not purport to be complete and are subject to, and qualified in their entirety by, the Subscription Agreement, the Certificate of Designation, the Lender Subscription Agreement and Lender Warrants and Amendment No. 16, each of which are attached as Exhibits 10.1, 3.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreement and Lenders Subscription Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement and Lender Subscription Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and Lender Subscription Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In addition, effective July 29, 2022, the Board of Directors of the Company adopted and approved an amendment to the Bylaws of the Company, as previously amended (the “Bylaw Amendment”), to render the provisions of Nevada’s acquisition of controlling interest statutes (NRS 78.378 through 78.3793, inclusive) not applicable to the Subscription Agreement, the acquisition of any shares of the Company’s capital stock thereunder or the consummation of any transactions contemplated thereby.

The foregoing description of the Bylaw Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Bylaw Amendment, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 1, 2022, the Company issued a press release announcing the Offering and the other transactions identified in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference herein. The information in this Item 7.01 and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Preferred Stock.

3.2	Third Amendment to Bylaws of the Company, dated July 29, 2022.

10.1	Subscription Agreement between TherapeuticsMD, Inc. and Rubric Capital Management LP, dated July 29, 2022.

10.2	Subscription Agreement by and among TherapeuticsMD, Inc., Sixth Street Specialty Lending, Inc., TOP IV Talents, LLC and TOA Talents, LLC, dated July 29, 2022.

10.3	Amendment No. 16 to Financing Agreement, dated July 29, 2022, by and among TherapeuticsMD, Inc., VitaMedMD, LLC, BocagreenMD, Inc., Sixth Street Specialty Lending, Inc., Top IV Talents, LLC and Tao Talents, LLC.

99.1	Press Release of TherapeuticsMD, Inc. dated August 1, 2022 announcing the Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2022	THERAPEUTICSMD, INC.

/s/ Michael C. Donegan
Michael C. Donegan
Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance